UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of earliest event reported): August 13, 2009
Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
(713) 579-0600
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On August 13, 2009, Synthesis Energy Systems, Inc. (the “Company”) entered into a letter agreement with Don Bunnell, the Company’s President and Chief Executive Officer — Asia Pacific, amending the terms of his employment agreement with the Company dated July 14, 2006. The term of Mr. Bunnell’s existing employment agreement with the Company expired on April 18, 2009. Pursuant to the letter agreement, the term of Mr. Bunnell’s employment agreement was extended through August 31, 2010. In addition, Mr. Bunnell’s base salary as stated in the employment agreement was increased to $15,000 per month, as had been previously approved by the compensation committee of the Company’s board of directors.
     A copy of the employment agreement is incorporated by reference herein as Exhibit 10.1 and a copy of the amendment is filed herewith as Exhibit 10.2.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     The text set forth in Item 1.01 regarding the terms and conditions of the amendment to the employment agreement between the Company and Don Bunnell is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of business acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits
10.1 Employment Agreement between the Company and Don Bunnell dated April 19, 2006 (incorporated by reference herein to Exhibit 10.10 to the Company’s Registration Statement on Form SB-2 (File No. 333-140367) filed on January 31, 2007).
*10.2 Letter Agreement between the Company and Don Bunnell dated August 13, 2009.

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: August 13, 2009	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index
10.1	Employment Agreement between the Company and Don Bunnell dated April 19, 2006 (incorporated by reference herein to Exhibit 10.10 to the Company’s Registration Statement on Form SB-2 (File No. 333-140367) filed on January 31, 2007).

*10.2	Letter Agreement between the Company and Don Bunnell dated August 13, 2009.

*	Filed herewith